Exhibit 99.1

Pixelworks Reports Third Quarter 2018 Financial Results

Revenue increased 14% year-over-year with sequential growth in Projector, Video Delivery and Mobile;
Video Delivery business accretive to earnings

SAN JOSE, Calif., Nov. 1, 2018 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter and Recent Highlights

•	Mobile revenue grew 33% sequentially, driven by volume production orders of Iris mobile processors

•	Announced wins on newly launched smartphones, the ZTE Axon 9 Pro, Nokia 7.1 and Black Shark Helo

•	Video Delivery revenue grew 70% sequentially and was accretive to quarterly earnings

•	Ramped shipments of XCode transcoding chips to leading consumer electronics OEMs in Japan

•	Recorded GAAP profitability and generated $3.6 million in cash flow from operations

President and CEO of Pixelworks, Todd DeBonis, commented, “Consolidated revenue in the third quarter grew 14% year-over-year to $21.5 million, reflecting sequential growth across all end markets. Gross margin and earnings per share were both at the high-end of our guidance range, generating GAAP profitability and solid cash flow from operations. Also notable, our video delivery business was accretive to earnings in the third quarter.

“We continue to gain momentum in Mobile, as evidenced by achieving the fourth consecutive quarter of sequential revenue growth. Our advanced video processing technology is providing important differentiation to a growing number of handset OEMs that are incorporating Pixelworks’ Iris processor to enable high-quality, HDR display processing on their next-generation smartphones. Additionally, our Video Delivery business benefited from strong demand for our XCode transcoding chips in support of the upcoming broadcast transition in Japan.

“Collectively, our recently secured wins and customers’ product launches are driving increased awareness of Pixelworks’ market-leading image and video processing technology, as we continue to enhance the quality of engagements with both prospective customers and partners. We are well positioned to further capitalize on this momentum and deliver continued year-over-year growth in Mobile and Video Delivery in the fourth quarter.”

Third Quarter 2018 Financial Results
Revenue in the third quarter of 2018 was $21.5 million, compared to $19.3 million in the second quarter of 2018 and $18.8 million in the third quarter of 2017. The sequential and year-over-year increase in third quarter revenue was driven by growth across all of the Company’s target end markets.

On a GAAP basis, gross profit margin in the third quarter of 2018 was 52.3%, compared to 49.5% in the second quarter of 2018 and 48.0% in the third quarter of 2017. Third quarter 2018 GAAP operating expenses were $10.8 million, compared to $12.0 million in the second quarter of 2018 and $13.4 million in the year-ago quarter.

For the third quarter of 2018, the Company recorded GAAP net income of $231,000, or $0.01 per diluted share, compared to a GAAP net loss of $2.6 million, or $(0.07) per share, in the second quarter of 2018 and a GAAP net loss of $4.7 million, or $(0.14) per share, in the year-ago quarter.

On a non-GAAP basis, third quarter 2018 gross profit margin was 54.7%, compared to 52.7% in the second quarter of 2018 and 54.9% in the year-ago quarter. Third quarter 2018 non-GAAP operating expenses were $8.9 million, compared to $10.0 million in the second quarter of 2018 and $8.9 million in the year-ago quarter. Operating expenses in the third quarter of 2018 included the recognition of approximately $1.8 million of anticipated offsets to R&D related to the Company’s co-development project with a large digital projector customer.

For the third quarter of 2018, the Company recorded non-GAAP net income of $2.5 million, or $0.07 per diluted share, compared to a non-GAAP net loss of $140,000, or $(0.00) per share, in the second quarter of 2018 and non-GAAP net income of $976,000, or $0.03 per diluted share, in the year-ago quarter. Adjusted EBITDA in the third quarter of 2018 was $3.8 million, compared to $1.1 million in the second quarter of 2018 and $2.3 million in the year-ago quarter.

Business Outlook
For the fourth quarter of 2018, Pixelworks expects revenue to be in a range of between $20 million and $21 million, reflecting typical seasonality in the digital projection market partially offset by continued year-over-year growth in the Company’s Mobile and Video Delivery businesses. Additional guidance will be provided as part of the Company’s earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, November 1, 2018, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 3757089. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, November 8, 2018, and can be accessed by calling 1-855-859-2056 and using passcode 3757089.

About Pixelworks, Inc.
Pixelworks creates, develops and markets high efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company has a 20-year history of delivering image processing innovation to providers of leading-edge consumer electronics and professional displays. Pixelworks is headquartered in San Jose, Calif. For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, acquisition and integration expenses, gain on extinguishment of convertible debt, fair value adjustment on convertible debt conversion option and discount accretion on convertible debt fair value, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest income (expense) and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing businesses and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including deferred revenue fair value adjustment, amortization of acquired intangible assets, impact of inventory step up, all related to fair valuing the items, acquisition and integration costs, restructuring expenses related to a reduction in workforce and facility closure and consolidations, gain on debt extinguishment, fair value adjustment on convertible debt conversion option, and accretion on convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, mobile wins and the timing thereof, growth in the mobile and video delivery markets, synergies and additional guidance. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring programs as planned, whether the expected amount of the costs associated with the restructuring programs will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring programs or within the timeframe expected; our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenue, net (1)	$21,472	$19,251	$18,758	$56,015	$62,189
Cost of revenue (2)	10,235	9,717	9,747	27,442	29,585
Gross profit	11,237	9,534	9,011	28,573	32,604
Operating expenses:
Research and development (3)	5,322	6,423	5,325	16,208	14,732
Selling, general and administrative (4)	5,070	4,959	6,583	14,643	15,382
Restructuring	414	602	1,481	1,035	1,481
Total operating expenses	10,806	11,984	13,389	31,886	31,595
Income (loss) from operations	431	(2,450)	(4,378)	(3,313)	1,009
Interest income (expense) and other, net (5)	(112)	(131)	(528)	729	(728)
Income (loss) before income taxes	319	(2,581)	(4,906)	(2,584)	281
Provision (benefit) for income taxes	88	32	(200)	396	902
Net income (loss)	$231	$(2,613)	$(4,706)	$(2,980)	$(621)
Net income (loss) per share:
Basic	$0.01	$(0.07)	$(0.14)	$(0.08)	$(0.02)
Diluted	$0.01	$(0.07)	$(0.14)	$(0.08)	$(0.02)
Weighted average shares outstanding:
Basic	36,195	35,704	32,552	35,697	30,545
Diluted	37,993	35,704	32,552	35,697	30,545
——————
(1) Includes deferred revenue fair value adjustment	$52	$—	$25	$52	$25
(2) Includes:
Amortization of acquired intangible assets	298	298	199	894	199
Inventory step-up and backlog amortization	97	239	1,016	458	1,016
Stock-based compensation	87	78	57	231	179
(3) Includes stock-based compensation	609	627	445	1,831	1,121
(4) Includes:
Stock-based compensation	762	682	855	1,983	1,796
Amortization of acquired intangible assets	101	101	67	303	67
Acquisition and integration	—	—	1,611	—	2,505
(5) Includes:
Gain on debt extinguishment	—	—	—	(1,272)	—
Fair value adjustment on convertible debt conversion option	—	—	122	—	122
Discount accretion on convertible debt fair value	—	—	72	69	72

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$11,237	$9,534	$9,011	$28,573	$32,604
Amortization of acquired intangible assets	298	298	199	894	199
Inventory step-up and backlog amortization	97	239	1,016	458	1,016
Stock-based compensation	87	78	57	231	179
Deferred revenue fair value adjustment	52	—	25	52	25
Total reconciling items included in gross profit	534	615	1,297	1,635	1,419
Non-GAAP gross profit	$11,771	$10,149	$10,308	$30,208	$34,023
Non-GAAP gross profit margin	54.7%	52.7%	54.9%	53.9%	54.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$10,806	$11,984	$13,389	$31,886	$31,595
Reconciling item included in research and development:
Stock-based compensation	609	627	445	1,831	1,121
Reconciling items included in selling, general and administrative:
Stock-based compensation	762	682	855	1,983	1,796
Amortization of acquired intangible assets	101	101	67	303	67
Acquisition and integration	—	—	1,611	—	2,505
Restructuring	414	602	1,481	1,035	1,481
Total reconciling items included in operating expenses	1,886	2,012	4,459	5,152	6,970
Non-GAAP operating expenses	$8,920	$9,972	$8,930	$26,734	$24,625
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$231	$(2,613)	$(4,706)	$(2,980)	$(621)
Reconciling items included in gross profit	534	615	1,297	1,635	1,419
Reconciling items included in operating expenses	1,886	2,012	4,459	5,152	6,970
Reconciling items included in interest expense and other, net	—	—	194	(1,203)	194
Tax effect of non-GAAP adjustments	(181)	(154)	(268)	(236)	157
Non-GAAP net income (loss)	$2,470	$(140)	$976	$2,368	$8,119
Non-GAAP net income (loss) per share:
Basic	$0.07	$(0.00)	$0.03	$0.07	$0.27
Diluted	$0.07	$(0.00)	$0.03	$0.06	$0.25
Non-GAAP weighted average shares outstanding:
Basic	36,195	35,704	32,552	35,697	30,545
Diluted	37,993	35,704	34,656	37,634	32,632

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2018		2018		2017		2018		2017
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$0.01	$0.01	$(0.07)	$(0.07)	$(0.14)	$(0.14)	$(0.08)	$(0.08)	$(0.02)	$(0.02)
Reconciling items included in gross profit	0.01	0.01	0.02	0.02	0.04	0.04	0.05	0.04	0.05	0.04
Reconciling items included in operating expenses	0.05	0.05	0.06	0.06	0.14	0.13	0.14	0.14	0.23	0.21
Reconciling items included in interest expense and other, net	—	—	—	—	0.01	0.01	(0.03)	(0.03)	0.01	0.01
Tax effect of non-GAAP adjustments	(0.01)	—	—	—	(0.01)	(0.01)	(0.01)	(0.01)	0.01	—
Non-GAAP net income (loss)	$0.07	$0.07	$0.00	$0.00	$0.03	$0.03	$0.07	$0.06	$0.27	$0.25

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	52.3%	49.5%	48.0%	51.0%	52.4%
Amortization of acquired intangible assets	1.4	1.5	1.1	1.6	0.3
Inventory step-up and backlog amortization	0.5	1.2	5.4	0.8	1.6
Stock-based compensation	0.4	0.4	0.3	0.4	0.3
Deferred revenue fair value adjustment	0.2	—	0.1	0.1	—
Total reconciling items included in gross profit	2.5	3.2	6.9	2.9	2.3
Non-GAAP gross profit margin	54.7%	52.7%	54.9%	53.9%	54.7%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$231	$(2,613)	$(4,706)	$(2,980)	$(621)
Stock-based compensation	1,458	1,387	1,357	4,045	3,096
Restructuring	414	602	1,481	1,035	1,481
Amortization of acquired intangible assets	399	399	266	1,197	266
Inventory step-up and backlog amortization	97	239	1,016	458	1,016
Amortization of deferred revenue fair value adjustment	52	—	25	52	25
Tax effect of non-GAAP adjustments	(181)	(154)	(268)	(236)	157
Gain on debt extinguishment	—	—	—	(1,272)	—
Discount accretion on convertible debt fair value	—	—	72	69	72
Acquisition and integration	—	—	1,611	—	2,505
Fair value adjustment on convertible debt conversion option	—	—	122	—	122
Non-GAAP net income (loss)	$2,470	$(140)	$976	$2,368	$8,119
EBITDA adjustments:
Depreciation and amortization	$933	$923	$900	$2,682	$2,714
Non-GAAP Interest expense and other, net	112	131	334	474	534
Non-GAAP provision for income taxes	269	186	68	632	745
Adjusted EBITDA	$3,784	$1,100	$2,278	$6,156	$12,112

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$18,057	$27,523
Short-term marketable securities	6,069	—
Accounts receivable, net	5,771	4,640
Inventories	3,041	2,846
Prepaid expenses and other current assets	1,762	1,328
Total current assets	34,700	36,337
Property and equipment, net	5,062	5,605
Other assets, net	1,312	1,338
Acquired intangible assets, net	4,607	5,856
Goodwill	18,407	18,407
Total assets	$64,088	$67,543
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,187	$1,436
Accrued liabilities and current portion of long-term liabilities	13,814	16,387
Current portion of income taxes payable	251	445
Total current liabilities	16,252	18,268
Long-term liabilities, net of current portion	883	1,487
Convertible debt	—	6,069
Income taxes payable, net of current portion	2,300	2,282
Total liabilities	19,435	28,106
Shareholders’ equity	44,653	39,437
Total liabilities and shareholders’ equity	$64,088	$67,543

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com